Exhibit 21.1
Listing of Subsidiaries as of December 31, 2022

Entity Name	Domestic Jurisdiction

Arrendadora Korco, S.A. de C.V.	Mexico
Ballantyne Holdings LLC	California
Ballantyne Legacy Holdings, LLC	Delaware
Beacon Navigation Pty Ltd	Australia
Bethpage Finance S.a.r.l.	Luxembourg
Beyond Vision, LLC	Louisiana
Cincinnati Fan & Ventilator Company, Inc.	Ohio
Communication Technologies Dominican Republic (COMMTECHDR), SRL	Dominican Republic
CUES Canada Inc.	Canada
CUES, Inc.	Delaware
Daniels Fans Limited	United Kingdom
DBT Technologies (Pty) Ltd	South Africa
ELXSI Corporation	Delaware
Engineered Air Quality, Inc.	Delaware
Enterprise Control Systems Limited	United Kingdom
Fairbanks Morse India Limited	India
Fairbanks Morse Pump Corporation	Kansas
Filtran Equity LLC	Delaware
Genfare, LLC	Delaware
Kayex Holdings LLC	Delaware
Kiawah Holding Company	Cayman Islands
KVT&I Pty Ltd	Australia
Laser Guidance, Inc.	Washington
Marley Canadian ULC	Canada
Marley Cooling Tower (Holdings) Limited	United Kingdom
Marley Engineered Products LLC	Delaware
Marley Mexicana S.A. de C.V.	Mexico
MCT Services LLC	Delaware
Patterson-Kelley, LLC	Delaware
Pinehurst Holding Company	Cayman Islands
Pipeline Inspection Partners Corp.	Delaware
Radiodetection (Canada) Ltd.	Canada
Radiodetection (China) Limited	Hong Kong
Radiodetection Australia Pty Limited	Australia
Radiodetection B.V.	Netherlands
Radiodetection Limited	United Kingdom
Radiodetection Sarl	France
Radiodetection, LLC	Delaware
Sabik Ltd	United Kingdom
Sabik Oy (Oy Sabik Ab)	Finland
Sabik Private Limited	Singapore
Sealite Asia Pte Ltd.	Singapore
Sealite Europe S.L.U.	Spain
Sealite Holdings Pty Ltd	Australia
Sealite Investments, LLC	Delaware
Sealite Pty Ltd.	Australia
Sealite United Kingdom Limited	United Kingdom
Sealite USA, LLC	Delaware
Sensors & Software Inc.	Canada
SPX (Guangzhou) Cooling Technologies Co., Ltd.	China
SPX Aids to Navigation, LLC	Delaware

SPX AtoN Estonia OÜ	Estonia
SPX Cooling Tech North America, LLC	Delaware
SPX Cooling Tech, LLC	Delaware
SPX Cooling Technologies (Suzhou) Co., Ltd.	China
SPX Cooling Technologies Canada, Inc.	Canada
SPX Cooling Technologies GmbH	Germany
SPX Cooling Technologies Malaysia Sdn Bhd	Malaysia
SPX Cooling Technologies Singapore Pte. Ltd.	Singapore
SPX Cooling Technologies Trading DMCC	United Arab Emirates
SPX Cooling Technologies UK Limited	United Kingdom
SPX Enterprises, LLC	Delaware
SPX European Holding Limited	United Kingdom
SPX Germany Holding GmbH	Germany
SPX Heat Transfer LLC	Delaware
SPX Holding Inc.	Connecticut
SPX Mauritius Ltd.	Mauritius
SPX Pension Trust Company Limited	United Kingdom
SPX Receivables, LLC	Delaware
SPX Sabik Europe Holdings Limited	United Kingdom
SPX Technologies (Pty) Ltd.	South Africa
SPX Technologies, Inc.	Delaware
SPX Thermal Equipment and Services India Private Limited	India
Star2M Pty Ltd	Australia
Strobic Air Corporation	Delaware
TC2 Limited	United Kingdom
TCI International, Inc.	Delaware
The Marley Company LLC	Delaware
ULC Business Holdings, LLC	Delaware
ULC Pipeline Robotics LLC	New York
ULC Robotics International Limited	United Kingdom
ULC Robotics International, Inc.	New York
ULC Services, LLC	Delaware
ULC Technologies, LLC	Delaware
Vokes Limited	United Kingdom
WM Technologies, LLC	Delaware
XCel Erectors, Inc.	Delaware

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